EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors
Econometrics, Inc.
West Palm Beach, Florida

I hereby consent to the incorporation by reference in this Registration Statement on Form 10 my report dated May 14, 2008, relating to the financial statements for the fiscal years ended May 31, 2007 and 2006.


/S/ Michael F. Cronin
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Michael F. Cronin
Certified Public Accountant

May 19, 2008